Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of February 14, 2008, by and between SILICON GRAPHICS, INC., a Delaware corporation (the “Company”), with its principal office at 1140 East Arques Avenue, Sunnyvale, California 94085, and the persons and entities listed on the Schedule of Purchasers attached hereto as Exhibit A (the “Purchasers”).

The parties hereto agree as follows:

1.	AUTHORIZATION AND SALE OF SHARES

1.1 Authorization. The Company has authorized the sale and issuance of up to 390,000 shares of its common stock (the “Shares”) pursuant to this Agreement.

1.2 Sale of Shares. At the Closing, on the terms and subject to the conditions in this Agreement, the Company will issue and sell to each of the Purchasers, severally and not jointly, will purchase from the Company, Shares in the amount set forth opposite such Purchaser’s name on Exhibit A in consideration of the sale of certain assets to the Company pursuant to that certain Bill of Sale (as defined below).

2.	CLOSING DATE; DELIVERY

2.1 Closing Date. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Sections 5 and 6 of this Agreement, the closing of the purchase and sale of the Shares hereunder (the “Closing”) shall be held at the offices of Cooley Godward Kronish LLP, 101 California Street, 5th Floor, San Francisco, California 94111, at 10:00 a.m. California time on the date of this Agreement, or at such other time and place upon which the Company and the Purchasers purchasing the majority of the Shares shall agree. The date of the Closing is hereinafter referred to as the “Closing Date.”

2.2 Delivery. At the Closing, the Company shall provide the Purchasers with evidence of delivery to the Company’s transfer agent of irrevocable instructions to issue a certificate evidencing a number of Shares to be purchased by such Purchaser as shown on Exhibit A, registered in the name of such Purchaser. Within three business days following the Closing, the Company will deliver to each Purchaser a certificate representing the number of Shares to be purchased by such Purchaser, registered in the Purchaser’s name as shown on Exhibit A. Such delivery shall be against payment of the purchase price therefor by the transfer of certain assets to the Company pursuant to the Bill of Sale.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY TO THE PURCHASERS

The Company hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to each Purchaser:

3.1 Organization and Standing. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing as a domestic corporation under the laws of said state.

3.2 Corporate Power; Enforceability; Authorization. The Company has all requisite legal and corporate power and has taken all requisite corporate action to execute and deliver this Agreement, to

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sell and issue the Shares and to carry out and perform all of its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and (b) as limited by equitable principles generally. The execution and delivery of this Agreement does not, and the performance of this Agreement and the compliance with the provisions hereof will not, materially conflict with, or result in a material breach or violation of the terms, conditions or provisions of, or constitute a material default under, or result in the creation or imposition of any material lien, or require any vote of the Company’s shareholders pursuant to the terms of, the Company’s Certificate of Incorporation, as amended, or the Company’s Bylaws or any statute, law, rule or regulation or any state or federal order, judgment or decree or any indenture, mortgage, lease or other material agreement or instrument to which the Company or any of its properties is subject.

3.3 Issuance and Delivery of the Shares. When issued in compliance with the provisions of this Agreement and the Company’s Certificate of Incorporation, as amended, the Shares will be validly issued, fully paid and nonassessable. The issuance and delivery of the Shares is not subject to preemptive or any other similar rights of the stockholders of the Company or any liens or encumbrances. The Company has reserved a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Shares pursuant to this Agreement.

3.4 SEC Documents.

(a) The Company has filed in a timely manner all documents that the Company was required to file with the Securities and Exchange Commission (the “SEC”) under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), during the 12 months preceding the date of this Agreement. As of their respective filing dates, all documents filed by the Company with the SEC (the “SEC Documents”) complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), as applicable.

(b) The Company’s (i) audited financial statements for the fiscal year ended June 29, 2007 included in the Company’s annual report on Form 10-K relating to such fiscal year and (ii) the financial statements included in the Company’s quarterly reports on Form 10-Q (and any amendments thereto) filed with the SEC for the periods ended September 30, 2007 and December 31, 2007 comply with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing of such reports. Such financial statements have been prepared in accordance with generally accepted accounting principles in the United States, applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, subject to normal year-end audit adjustments.

3.5 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement except for (a) compliance with the securities and blue sky laws in the states in which the Shares are offered and/or sold, which compliance will be effected in accordance with such laws, and (b) any required filing with the Nasdaq Stock Market, Inc. for listing of the Shares thereon.

3.6 Nasdaq Compliance. The Company’s common stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on The Nasdaq Capital Market (the “Nasdaq Capital Market”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the common stock under the Exchange Act or de-listing the common stock from the

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Nasdaq Capital Market, nor has the Company received any notification that the SEC or the Financial Industry Regulatory Authority, Inc. is contemplating terminating such registration or listing. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Nasdaq Capital Market.

3.7 No Directed Selling Efforts or General Solicitation; No Integration. Neither the Company nor any person or entity acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Shares. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 4, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchasers as contemplated hereby. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act and would as a result require registration under the Securities Act or trigger any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

3.8 Registration Rights. Except for the Existing Registration Rights Agreement, no person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company. Except for the Existing Registration Rights Agreement Amendment (which will be effective as of the Closing), there have no other amendments or other modifications to the Existing Registration Rights Agreement.”

3.9 Acknowledgement Regarding Purchasers’ Trading Activity. The Company acknowledges that certain of the Purchasers are full service financial institutions and that, except as trading may be limited pursuant to Section 4.5 below, it is understood and acknowledged by the Company (i) that none of the Purchasers have been asked to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Shares for any specified term; (ii) that any Purchaser, and counter parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the equity securities of the Company, and (iii) that each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. Except as trading may be limited pursuant to Section 4.5 below, the Company further understands and acknowledges that (a) one or more Purchasers may engage in hedging and/or trading activities at various times during the period that the Shares are outstanding, and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interests in the Company both at and after the time the hedging and/or trading activities are being conducted.

3.10 Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

3.11 Form S-3 Eligibility. The Company is currently eligible to register the resale of its common tock in a secondary offering on a registration statement on Form S-3 under the Securities Act.

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4.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF EACH PURCHASER TO THE COMPANY

Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

4.1 Authorization. Such Purchaser represents and warrants to the Company that: (a) such Purchaser has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Shares to be purchased by it and to carry out and perform all of its obligations under this Agreement; and (b) this Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally.

4.2 Investment Experience. Such Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act. Purchaser is aware of the Company’s business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Such Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Shares.

4.3 Investment Intent. Such Purchaser is purchasing the Shares for its own account as principal, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act, other than as contemplated by Section 7. Such Purchaser understands that its acquisition of the Shares has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein. Such Purchaser, in connection with its decision to purchase the Shares, has relied solely upon the SEC Documents and the representations and warranties of the Company contained herein. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, and the rules and regulations promulgated thereunder.

4.4 Registration or Exemption Requirements. Such Purchaser further acknowledges and understands that the Shares may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available.

4.5 Legend. Such Purchaser understands that, until such time as a registration statement has been declared effective covering the resale of the Shares or the Shares may be sold pursuant to Rule 144 under the Securities Act (“Rule 144”) without any restriction as to the number of securities as of a particular date that can then be immediately sold (pursuant to the restrictions set forth in this Agreement or otherwise), the Shares may bear restrictive legends in substantially the following forms (the “Restrictive Legends”) (and a stop transfer order may be placed against transfer of the certificates for the Shares):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE

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REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.”

5.	CONDITIONS TO CLOSING OBLIGATIONS OF PURCHASERS

Each Purchaser’s obligation to purchase the Shares at the Closing is, at the option of such Purchaser, subject to the fulfillment or waiver as of the Closing Date of the following conditions:

5.1 Representations and Warranties. The Purchasers representations and warranties made by the Company are true and correct in all material respects on the Closing Date.

5.2 Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

5.3 LXNI Agreements.

(a) That certain Bill of Sale by and among LB I Group, Inc., as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined below), the Company, Oak Investment Partners XI, Limited Partnership, LB I Group, Inc., Wasatch Partners II, LLC, Wasatch Venture Fund III, LLC, Dallin Bagley, and Bryce Panzer (the “Secured Parties”), pursuant to which the Company is acquiring certain assets of Linux Networx, Inc., a Delaware corporation (“LXNI”) from the Collateral Agent (including the agreements contemplated by such bill of sale, the “Bill of Sale”), shall have been executed and delivered by the Company.

(b) That certain Strict Foreclosure Agreement by and among the Collateral Agent, LXNI and Linux Networx Holding Company Inc., pursuant to which LXNI shall transfer certain assets of LXNI to the Collateral Agent in partial satisfaction of the indebtedness described therein (the “Foreclosure Agreement” and together with the Bill of Sale, the “LXNI Agreements”) shall have been executed and delivered by LXNI and Linux Networx Holding Company Inc.

5.4 Addition of Purchasers to Registration Rights Agreement. The Company shall have caused the Purchasers to be added as parties to the Registration Rights Agreement dated as of October 16, 2007 to which the Company and certain of the Company’s large stockholders are parties (the “Existing Registration Rights Agreement”), pursuant to an amendment to the Existing Registration Rights Agreement (the “Existing Registration Rights Agreement Amendment”) pursuant to which the Purchasers will receive piggyback registration rights.

6.	CONDITIONS TO CLOSING OBLIGATIONS OF THE COMPANY

The Company’s obligation to sell and issue the Shares at the Closing is, at the option of the Company, subject to the fulfillment or waiver of the following conditions:

6.1 Receipt of Payment. The Purchasers shall have delivered payment of the purchase price to the Company for the Shares being issued hereunder.

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6.2 Representations and Warranties. The representations and warranties made by the Purchasers shall be true and correct in all material respects at all times prior to and on the Closing Date.

6.3 LXNI Agreements. The LXNI Agreements shall have been executed and delivered by the parties thereto other than the Company and the transactions contemplated therein shall have been consummated, subject only to the Closing under this Agreement. The Collateral Agent shall have provided written instructions to the Company to issue the Shares to the Purchasers hereunder as set forth on Exhibit A to this Agreement.

7.	RESTRICTIONS ON TRANSFERABILITY OF SHARES; COMPLIANCE WITH SECURITIES ACT

7.1 Restrictions on Transferability. On the Closing Date, the Shares shall not be transferable in the absence of a registration under the Securities Act or an exemption therefrom. The Company shall be entitled to give stop transfer instructions to its transfer agent with respect to the Shares in order to enforce the foregoing restrictions.

7.2 Transfer Procedures. In connection with any transfer of Shares, other than pursuant to an effective registration statement, to the Company or to an affiliate of a Purchaser (who is an “accredited investor” as defined in Rule 501(a) under the Securities Act and executes a customary representation letter), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably satisfactory to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act, provided, however, that in the case of a transfer pursuant to Rule 144, no opinion shall be required if the transferor provides the Company with a customary seller’s representation letter, and, if applicable, a customary broker’s representation letter and a Form 144. Except as required by federal securities laws and the securities law of any state or other jurisdiction within the United States, the Shares may be transferred, in whole or in part, by any of the Purchasers at any time.

7.3 Removal of Restrictive Legends. Certificates evidencing the Shares shall not contain any legend (including the Restrictive Legends) (i) following any sale of such Shares pursuant to Rule 144, or (ii) if such Shares are eligible for sale under Rule 144 without volume limitations (and the holder of such Shares has submitted a written request for removal of the legend indicating that the holder has complied with the applicable provisions of Rule 144), or (iii) the holder of such Shares has submitted a written request for removal of the legend and the Company has received evidence reasonably satisfactory to the Company that the holder of such Shares is not an affiliate of the Company, and therefore not subject to the volume limitations imposed by Rule 144. The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly upon the occurrence of any of the events in clauses (i), (ii) or (iii) above to effect the removal of the legend hereunder. The Company agrees that at such time as such legend is no longer required under this Section 7, it will, no later than three trading days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Shares with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Shares that is free from all restrictive and other legends; provided that the holder of such Shares has submitted a written request for removal of the legend indicating that the holder has complied with the applicable provisions of Rule 144. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

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8.	CERTAIN ADDITIONAL AGREEMENTS

8.1 Form 8-K; Publicity. The Company shall, within four business days following the date hereof, file a Current Report on Form 8-K, disclosing the transactions contemplated hereby. No Purchaser shall issue any press release with respect to the transactions contemplated hereby or otherwise make any such public statement without the prior consent of the Company, except if such disclosure is required by applicable law, rule or regulation, in which case such Purchaser shall promptly provide the Company with prior notice of such public statement or communication.

8.2 Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing of the Common Stock on the Nasdaq Capital Market, and, if required, as soon as reasonably practicable following the Closing to list the applicable Shares on the Nasdaq Capital Market or such other relevant stock exchange.

8.3 Securities Law Compliance. The Company shall timely prepare and file with the SEC the form of notice of the sale of securities pursuant to the requirements of Regulation D regarding the sale of the Shares under this Agreement. The Company shall timely prepare and file such applications and similar documents and take such other steps and perform such further acts as shall be required by the state securities law requirements of each jurisdiction where a Purchaser resides, as indicated on Exhibit A hereto, with respect to the sale of the Shares under this Agreement.

9.	MISCELLANEOUS

9.1 Survival of Representations and Warranties. Except as otherwise provided herein, the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing Date and shall continue in full force and effect for a period of one year from the Closing Date. The Company’s and the Purchasers’ warranties and representations shall in no way be affected or diminished in any way by any investigation of (or failure to investigate) the subject matter thereof made by or on behalf of the Company or the Purchasers.

9.2 Confidentiality. Purchaser will hold in confidence all information concerning this Agreement and the placement of the Shares hereunder until the earlier of such time as (a) the Company has made a public announcement concerning the Agreement and the placement of the Shares hereunder or (b) this Agreement is terminated.

9.3 Waivers and Amendments. The terms of this Agreement may be waived or amended with the written consent of the Company and a majority in interest of the Purchasers.

9.4 Broker’s Fee. Each of the parties to this Agreement represents that, on the basis of any actions and agreements by it, there are no brokers or finders entitled to compensation in connection with the sale of Shares to the Purchasers.

9.5 Governing Law. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of Delaware without any regard to conflicts of laws principles.

9.6 Survival. The representations and warranties of the parties made in this Agreement shall survive the closing of the transactions contemplated hereby for a period of one year following the Closing.

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9.7 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement. No Purchaser shall assign this Agreement without the prior written consent of the Company.

9.8 Entire Agreement. This Agreement, the Existing Registration Rights Agreement (as amended by the Existing Registration Rights Agreement Amendment) and the LXNI Agreements constitute the full and entire understanding and agreement between the parties with regard to the subjects thereof.

9.9 Notices, etc. All notices and other communications required or permitted under this Agreement shall be in writing and may be delivered in person, by telecopy, overnight delivery service or registered or certified United States mail, addressed to the Company or the Purchasers, as the case may be, at their respective addresses set forth at the beginning of this Agreement or on Exhibit A, or at such other address as the Company or the Purchasers shall have furnished to the other party in writing. All notices and other communications shall be effective upon the earlier of actual receipt thereof by the person to whom notice is directed or (a) in the case of notices and communications sent by personal delivery or facsimile, one business day after such notice or communication arrives at the applicable address or was successfully sent to the applicable facsimile number, (b) in the case of notices and communications sent by overnight delivery service, at noon (local time) on the second business day following the day such notice or communication was sent, and (c) in the case of notices and communications sent by United States mail, seven days after such notice or communication shall have been deposited in the United States mail.

9.10 Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

9.12 Further Assurances. Each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.13 Expenses. Each party to this agreement shall bear its own expenses and any expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby, including fees of legal counsel.

9.14 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement or the Existing Registration Rights Agreement (as amended by the Existing Registration Rights Agreement Amendment) (the “Transaction Documents”) are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of the Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

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9.15 WAIVER OF JURY TRIAL. THE PARTIES HERETO IRREVOCABLY WAIVE TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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The parties have executed this agreement as of the date first above written.

SILICON GRAPHICS, INC.

By:	/s/ Kathy Lanterman
Name:	Kathy Lanterman
Title:	Chief Financial Officer

PURCHASERS:

OAK INVESTMENT PARTNERS XI, LIMITED PARTNERSHIP

By:	Oak Associates XI, LLC, its General Partner

By:	/s/ Edward F. Glassmeyer
Name:	Edward F. Glassmeyer
Title:	Managing Member

LB I GROUP, INC.

By:	/s/ Eric Salzman
Name:	Eric Salzman
Title:	Managing Director

WASATCH PARTNERS II, LLC

By:	/s/ Kent Madsen
Name:	Kent Madsen
Title:	Managing Member

WASATCH VENTURE FUND III, LLC

By:	/s/ Kent Madsen
Name:	Kent Madsen
Title:	Managing Director

/s/ Dallin Bagley
DALLIN BAGLEY

/s/ Bryce Panzer
BRYCE PANZER

EXHIBIT A

SCHEDULE OF PURCHASERS

Purchaser		% Interest in Assets Delivered Pursuant to Bill of Sale	Shares

OAK INVESTMENT PARTNERS XI, LIMITED PARTNERSHIP		19.867%	77,483
Address:	One Gorham Island
	Westport, Connecticut 06880
	Attention: Edward F. Glassmeyer
	Telecopier: 203 227 0372

LB I GROUP, INC.		79.470%	309,932
Address:	c/o Lehman Brothers Inc.
	399 Park Avenue
	9th Floor
	New York, NY 10022
	Attention: Eric Salzman
	Telecopier: 646 758 3071

WASATCH PARTNERS II, LLC		0.061%	238
Address:	One South Main St., 8th Floor
	Salt Lake City, UT 84111

WASATCH VENTURE FUND III, LLC		0.367%	1,431
Address:	One South Main St., 8th Floor
	Salt Lake City, UT 84111

DALLIN BAGLEY		0.189%	736
Address:	2350 Oakhill Drive
	Salt Lake City, UT 84121

BRYCE PANZER		0.046%	180
Address:	1360 Yale Avenue
	Salt Lake City, UT 84105
Totals:		100.00%	390,000